Exhibit 10.1
EXECUTION VERSION
STOCK PURCHASE AGREEMENT
          STOCK PURCHASE AGREEMENT, made and entered into as of February 15, 2011, between Reinsurance Group of America, Incorporated, a corporation organized under the laws of the State of Missouri (“Buyer” or “Company”), and General American Life Insurance Company, a corporation organized under the laws of the State of Missouri (“Seller”). Buyer and Seller are sometimes hereafter referred to collectively as the “Parties” and individually as a “Party.”
WITNESSETH:
          WHEREAS, Seller is the owner of 3,000,000 shares (the “Purchase Shares”) of common stock of Company; and
          WHEREAS, Seller desires to sell to Buyer, and Buyer desires to acquire from Seller the Purchase Shares for the Purchase Price (as defined herein).
          NOW, THEREFORE, in consideration of the premises, and the mutual covenants and promises herein set forth, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:
     1. Purchase and Sale of the Purchase Shares. Subject to the terms and conditions hereinafter set forth, Seller hereby agrees to sell, and Buyer hereby agrees to acquire, the Purchase Shares for an aggregate purchase price of One Hundred Eighty-Three Million Four Hundred Twenty Thousand U.S. dollars ($183,420,000) (the “Purchase Price”).
     2. Effect of Sale of the Purchase Shares. In connection with the sale of the Purchase Shares, Seller shall have assigned to Buyer all of its right, title and interest in, to and under, the Purchase Shares, including any amounts due to Seller with respect to the Purchase Shares. Upon completion of the sale of the Purchase Shares, Seller will no longer maintain any interest, rights or claims with respect to the Purchase Shares, except as may arise under this Stock Purchase Agreement.
     3. Closing Deliveries. Subject to the terms and conditions of this Stock Purchase Agreement:
          (a) Closing Date. Upon execution of this Stock Purchase Agreement or (subject to Section 9 below) such other date as designated by the parties (the “Closing Date”), Seller shall sell and deliver to Buyer and Buyer shall purchase from Seller the Purchase Shares, free and clear of all encumbrances;
          (b) Seller’s Deliveries. On the Closing Date, Seller (i) shall deliver to Buyer an executed original, PDF or facsimile of this Stock Purchase Agreement and (ii) shall deliver an original certificate or certificates evidencing the Purchase Shares owned by Seller, together with stock powers and other instruments of transfer, duly endorsed for transfer or shall deliver the Purchase Shares electronically through book-entry format (hereinafter collectively referred to as “Seller’s Closing Deliveries”); and

          (c) Buyer’s Deliveries. On the Closing Date, and upon receipt of Seller’s Closing Deliveries, Buyer shall deliver the Purchase Price as payment in full of the purchase price for the Purchase Shares to Seller.
     4. Representations and Warranties of Seller
          Seller hereby represents and warrants to Buyer on the date hereof as follows:
          (a) Ownership of the Purchase Shares. Seller is the sole and beneficial owner of the Purchase Shares and owns the Purchase Shares free and clear of all liens, claims, security and other interests, pledges, mortgages, rights of first refusal, preemptive rights, transfer restrictions, options, proxies, voting trusts and other encumbrances of any kind whatsoever. To Seller’s knowledge, all of the Purchase Shares have been duly authorized, validly issued and are fully paid and nonassessable.
          (b) Corporate Power and Authority of Seller. This Stock Purchase Agreement has been duly and validly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms. Seller has the full right, power and authority to sell, transfer and deliver the Purchase Shares.
          (c) Consents and Approvals. The execution and delivery of this Stock Purchase Agreement by Seller does not, and the performance of this Stock Purchase Agreement, will not, require any consent, approval, authorization or other action by, or filing with or notification with any governmental authority.
          (d) No Conflicts. The execution and delivery of this Stock Purchase Agreement by Seller does not, and the consummation by Seller of the transactions contemplated hereby will not, (i) violate the provisions of Seller’s organizational documents, breach or result in a default under any material agreements or (ii) result in the creation of any liens or other encumbrances upon the Purchased Shares.
          (e) No Assignment. Seller hereby represents that other than as provided herein, it has not assigned any rights or interests that it is entitled to as a shareholder of Company.
     5. Representations and Warranties of Buyer.
          Buyer hereby represents and warrants to Seller on the date hereof as follows:
          (a) Corporate Power and Authority of Seller. This Stock Purchase Agreement has been duly and validly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Buyer has the full right, power and authority to purchase the Purchase Shares and deliver the Purchase Price to Seller as full payment for the Purchase Shares.
          (b) Consents and Approvals. The execution and delivery of this Stock Purchase Agreement by Buyer does not, and the performance of this Stock Purchase Agreement,

will not, require any consent, approval, authorization or other action by, or filing with or notification with any governmental authority.
          (c) No Conflicts. The execution and delivery of this Stock Purchase Agreement by Buyer does not, and the consummation by Buyer of the transactions contemplated hereby will not, violate the provisions of Buyer’s organizational documents or breach or result in a default under any material agreements.
          (d) Material Information. Buyer is not in possession of any material non-public information regarding Buyer that it has not previously disclosed to Seller.
     6. Acknowledgement of Seller. Seller hereby acknowledges that Buyer has provided access to and responded to all inquiries and requests for information that Seller has made of it concerning Company, its business, financial condition and prospects and any other matter relating to the operations of Company and the Purchase Shares.
     7. Further Agreement and Conditions of the Parties.
          (a) Further Assurances. At any time and from time to time after the date hereof, each of the Parties shall execute all such instruments and take all such actions as any other Party shall reasonably request, without payment of further consideration, in connection with carrying out and effectuating the intent and purpose hereof and all transactions contemplated by this Stock Purchase Agreement, including, without limitation, all actions which shall be necessary for the purchase and sale of the Purchase Shares.
          (b) Cooperation. The Parties shall cooperate fully with each other in connection with any actions required to be taken as part of their respective obligations under this Stock Purchase Agreement.
     8. Termination. This Stock Purchase Agreement shall terminate and be of no further force and effect if the Closing Date does not occur before February 15, 2011 at 5:00 p.m. (CST).
     9. Miscellaneous.
          (a) Governing Law. This Stock Purchase Agreement and all questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed in accordance with the internal substantive laws of the State of New York applicable to contracts executed and performed entirely within such state.
          (b) Modifications; Amendments; Waivers. This Stock Purchase Agreement may be modified, amended or supplemented at any time by an instrument in writing signed by or on behalf of each of the Parties hereto. Any term or provision of this Stock Purchase Agreement may be waived in writing by the party which is entitled to the benefits thereof. The failure of any party at any time or times to require performance of any provision of this Stock Purchase Agreement shall in no manner affect the right of such party at a later date to enforce the same. No waiver by any party of any condition or the breach of any provision, term, covenant, representation or warranty contained in this Stock Purchase Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty of this Stock Purchase Agreement.
          (c) Captions; Number and Gender. The captions of Sections contained in this Stock Purchase Agreement are used for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Stock Purchase Agreement. In this Stock Purchase Agreement, words importing the singular number only shall include the plural and vice versa and words importing gender shall include all genders.
          (d) Counterparts; PDF or Facsimile. This Stock Purchase Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Stock Purchase Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of both of the Parties reflected hereon as the signatories. In the event that any signature is delivered by PDF or facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such PDF or facsimile signature page were an original thereof.
          (e) Successors and Assigns. This Stock Purchase Agreement and all of the terms, covenants and conditions hereof shall be binding upon and inure to the benefit of the Parties hereto, and their respective representatives, successors and permitted assigns; provided, however, that neither this Stock Purchase Agreement nor any of the rights, interests, or obligations hereunder may be assigned by any of the Parties hereto without the prior written consent of the other Parties, which consent shall not be unreasonably withheld.
          (f) Parties in Interest. Nothing herein shall be construed to be to the benefit of any third party, nor is it intended that any provision shall be for the benefit of any third party.
          (g) Entire Agreement. This Stock Purchase Agreement constitutes the full and entire understanding and agreement between the Parties with regard to the subject matter hereof, and supersedes all prior agreements, understandings, inducements or conditions, express or implied, oral or written, relating to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of trade inconsistent with any of the terms hereof.
          (h) Survival of Provisions. All representations and warranties made hereunder shall survive the Closing Date.
          (i) Severability. If any one or more of the provisions of this Stock Purchase Agreement shall be determined to be invalid, illegal or unenforceable in any respect, such determination shall not impair or affect the validity, legality or enforceability of the remaining provisions hereof, and each provision is hereby declared to be separate, severable and distinct.
Signature page follows.

          IN WITNESS WHEREOF, the Parties hereto have executed this Stock Purchase Agreement as of the date first above written.

REINSURANCE GROUP OF AMERICA, INCORPORATED
By:	/s/ Jack B. Lay
	Name:	Jack B. Lay
	Title:	Senior Executive Vice President and Chief Financial Officer

GENERAL AMERICAN LIFE INSURANCE COMPANY
By:	/s/ Steven J. Goulart
	Name:	Steven J. Goulart
	Title:	Senior Vice President and Treasurer